SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  ------------

                              Biomune Systems, Inc.
             (Exact name of registrant as specified in its charter)
                                  ------------

          Nevada                                            87-0380088
(State or other jurisdiction                             I.R.S. Employer
of incorporation or organization)                       Identification No.



                            2401 South Foothill Drive
                         Salt Lake City, Utah 84109-1405
                                 (801) 466-3441

           (Address of Principal Executive Offices and Zip Code and Telephone Number of Issuer)


                             Compensation Agreements
                                       and
                      1999 Stock Option and Incentive Plan
                        --------------------------------


                       Michael G. Acton, President and CEO
                              Biomune Systems, Inc.
                            2401 South Foothill Drive
                         Salt Lake City, Utah 84109-1405
                                 (801) 466-3441
            (Name, address and telephone number, including area code,
                              of agent for service)

                                   Copies to:
                               Wayne D. Swan, Esq.
                          Durham, Jones & Pinegar, P.C.
                         50 South Main Street, Suite 850
                           Salt Lake City, Utah 84144
                                 (801) 538-2424


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Title of each class                        Proposed maximum       Proposed maxi-
of securities to be        Amount to be    offering price per     mum aggregate           Amount of
registered                 registered(1)    share(2)              offering price      registration fee(3)
---------------------------------------------------------------------------------------------------------

Common Shares,            500,000 shares       $1.50               $   750,000            $ 208.50
par value $.0001
per share, subject
to stock awards,
stock options or
stock warrants to
be granted to
employees, directors
or consultants pursuant
to the Company's 1999
Stock Option Plan

Common Shares,             25,000 shares       $1.50               $    37,500            $  10.43
par value $.0001
per share, subject to
stock awards, stock
options, or stock
warrants to be
granted to officers
or directors pursuant to
compensation agreements

                                                                                          $ 218.93
                                                                                          ===========

---------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Shares as reported on NASDAQ on January 28, 2000 (within 5 business days prior to the date of filing the registration statement).

(3) $278 per $1,000,000 of aggregate offering price, pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees and consultants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Commission by Biomune Systems, Inc. (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999; and

                  (b) Description of the class of securities of the Company to be offered, (incorporated by reference to the Registration Statement of the Company previously filed, pursuant to which the class of Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended).

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                           Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  The law firm of Durham, Jones & Pinegar, P.C. (the "Firm"), Salt Lake City, counsel to the Company, has rendered an opinion attached as an exhibit hereto with respect to the legality of the shares of Common Stock to be registered herein. The Profit Sharing Plan of the Firm currently owns 4,500 shares of Common Stock of the Company.

Item 6.           Indemnification of Directors and Officers.

                  Sections 78-7502 - 78.751 of the Corporation Law of Nevada, together with Articles 4.15 - 4.17 of the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the General Corporation Law and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws. See Articles 4.15 - 4.17 of the Company's Bylaws, which is incorporated herein by reference and which qualifies the foregoing summary statement.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

                           Not applicable.

Item 8.           Exhibits.

4(a)              1999 Stock Option and Incentive Plan of Biomune
                  Systems, Inc. effective as of January 1, 1999.

4(b) Form of Incentive Stock Option Grant and Agreement between the Company and certain directors, officers and employees of the Company.

4(c)              Form of Stock Option Grant and  Agreement  between the
                  Company and certain directors, officers and employees of the Company.

4(d)              Form of Stock Award Letter.

5 Opinion of Durham, Jones & Pinegar, P.C. regarding validity of Common Stock registered herein.

23(a)             Consent of Tanner+Co.

23(b)             Consent of Durham, Jones & Pinegar, P.C. (included in
                  the   opinion   filed  as  Exhibit  5  to  this   Registration
                  Statement).

Item 9.           Undertakings.

(a)               The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, January 31, 2000.

                                    Biomune Systems, Inc.


                                    By   /s/ Michael G. Acton
                                       -----------------------------------------
                                       Michael G. Acton
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Acton his attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

       Signature                       Title                     Date


/s/ Christopher D. Illick     Chairman of the Board         January 31, 2000
---------------------------       of Directors
Christopher D. Illick


/s/ Michael G. Acton          President, CEO and Director   January 31, 2000
---------------------------      (Principal Executive
Michael G. Acton                       Officer)

/s/ Thomas Q. Garvey
---------------------------          Director               January 31, 2000
Thomas Q. Garvey, III, M.D.

                                  EXHIBIT INDEX


Exhibits

4(a)              1999 Stock Option and Incentive Plan of Biomune
                  Systems, Inc. effective as of January 1, 1999.

4(b) Form of Incentive Stock Option Grant and Agreement between the Company and certain directors, officers and employees of the Company.

4(c)              Form of Stock Option Grant and  Agreement  between the
                  Company and certain directors, officers and employees of the Company.

4(d)              Form of Stock Award Letter.

5 Opinion of Durham, Jones & Pinegar, P.C. regarding validity of Common Stock registered herein.

23(a)             Consent of Tanner+Co.

23(b)             Consent of Durham, Jones & Pinegar, P.C. (included in
                  the   opinion   filed  as  Exhibit  5  to  this   Registration
                  Statement).